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                                                                   EXHIBIT 10(a)


                 FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT


     THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Fifth Amendment"), is dated as of May 29, 1998, and is entered into by and among between THE NEWHALL LAND AND FARMING COMPANY (A California limited partnership) ("Seller"), and SAMUEL S. MEVORACH ("Purchaser") and Valencia Marketplace I LLC, a limited liability company ("VMI"), and Valencia Marketplace II LLC, a limited liability company ("VMII"), with reference and respect to the following facts and circumstances:

     A. Seller and Purchaser made and entered into that certain Purchase and Sale Agreement dated as of January 7, 1998 (the "Original Agreement"), as amended by the First Amendment to Purchase and Sale Agreement dated as of February 17, 1998, as further amended by the Second Amendment to Purchase and Sale Agreement dated as of February 27, 1998, as further amended by the Third Amendment to Purchase and Sale Agreement dated as of March 9, 1998, and as further amended by the Fourth Amendment to Purchase and Sale Agreement dated as of March 12, 1998, (collectively, the "Agreement"), with respect to those certain parcels of real property located in the County of Los Angeles, State of California and more particularly described in the Agreement (the "Property") and commonly referred to as Valencia Marketplace.

     B. The parties desire to amend, modify and change the Agreement as provided in this Fifth Amendment.

     NOW, THEREFORE, in consideration of the promises, covenants, and agreements, set forth in this Fifth Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. Defined terms are indicated in this Fifth Amendment by initial capital letters. Except as specifically provided otherwise in this Fifth Amendment, defined terms shall have the same meaning in this Fifth Amendment as they do in the Agreement.

     2. BIFURCATED ESCROW. The parties hereby agree that the purchase and sale of the Power/Promotional Center and the Community Center/Triangle shall be completed through the concurrent Closing of two separate escrows. The Power/Promotional Center Purchase Price shall be $71,000,000.00 (64.11% of the total Purchase Price for the entire Property). The Community Center/Triangle Purchase Price shall be $39,750,000.00 (35.89% of the Purchase Price for the entire Property). The Deposit plus all accrued interest thereon shall be credited to the Power/Promotional Center Purchase Price at the Closing. Unless otherwise instructed by the parties, Escrow Holder shall calculate all fees and prorations for each Closing separately. Purchaser shall pay for any and all fees, costs, expenses or exactions of any kind whatsoever arising from the foregoing bifurcation of the Escrow.


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     3.   CONSTRUCTION LETTERS OF CREDIT.  Purchaser and Seller hereby agree that Seller shall deliver to Escrow Holder one (1) business day prior to the Closing Date, letters of credit in the amount equal to the total of the "Undisbursed Balance of the Construction Budget" columns in the Pro-Formas for the Power/Promotional Center and Community Center/Triangle attached hereto as Exhibits "A-1" and "A-2" and incorporated herein by this reference to secure Seller's obligation to complete construction of the improvements on the Property. Seller and VMI shall execute the "Construction Holdback Letter of Credit Agreement" for the Power/Promotional Center in the form of Exhibit "B-1" and deliver it to Escrow Holder one (1) business day prior to the Closing Date. Seller and VMII shall execute the Construction Holdback Letter of Credit Agreement for the Community Center/Triangle in the form of Exhibit "B-2" and deliver it to Escrow Holder one (1) business day prior to the Closing Date. Exhibits "B-1" and "B-2" are attached hereto and incorporated by reference herein. Escrow Holder shall not withhold any funds due Seller from the Purchase Price to secure Seller's obligation to complete any Space on the Property.

     4. 1031 TAX-DEFERRED EXCHANGE. Purchaser has elected to have the Community Center/Triangle Closing be part of an Internal Revenue Code Section 1031 exchange transaction (the "Exchange"). Pursuant to Section 19(p) of the Original Agreement, Seller and Purchaser shall cooperate in good faith to consummate the Exchange; provided, however, (1) Seller shall not be required to take title to any other property; (2) Seller shall incur no fees, costs, expenses or exactions of any kind whatsoever arising from the Exchange; (3) Purchaser shall indemnify Seller in accordance with the Original Agreement; and
(4) the Exchange shall not delay the Closing.

     5. PARKING LOT. After the Closing Date, Seller, at Seller's cost shall complete the repairs to the parking lot as indicated on Exhibit C-1 within sixty
(60) days after the Closing Date. The time for Seller's completion of such work shall be extended by Events of Force Majeure. Additionally, in consideration for Purchaser's agreement to seal and restripe the parking lot on or before October 31, 1998, in the manner recommended in that certain letter of Labelle-Marvin to Mr. Michael Boulton dated as of May 22, 1998, a copy of which is attached hereto as Exhibit C-2 and incorporated by reference herein, Seller shall pay for the cost of such work provided Seller and Purchaser mutually approve a bid for such work, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser acknowledges that Seller has received a bid of Sixty-Five Thousand Dollars ($65,000), which bid may be submitted to Purchaser and Seller for approval after the Closing Date.

     6. COMMON AREA EXPENSES. Seller shall cause its property manager to complete the reconciliation of common area expenses and property taxes for the 1997 calendar year as soon as possible after the Closing Date, but in any event within twenty (20) days after the Closing Date, subject to any approval rights of Tenants under Leases and under the REA. The reconciliation of common area expenses shall be governed by the post-closing proration provisions of Article 13 of the Original Agreement and Section 6.6 of the Amended and Restated Rental


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Subsidy Agreements for the Power/Promotional Center and Community
Center/Triangle. In addition to Seller's obligations under the Amended and Restated Rental Subsidy Agreements, Seller shall pay up to $50,000 after the Closing Date to be applied to resolve any Common Area Operating Expense Pass-Throughs disputes with Tenants. Purchaser and Seller will cooperate with each other in resolving any such disputes and recovering any such common area expense reimbursements from Tenants.

     7. ARMSTRONG LEASE. In consideration of Purchaser's approval of the New Lease for Armstrong Nursery dated as of May 18, 1998, Seller shall provide Purchaser with a credit of $13,500 against the Community Center/Triangle Purchase Price at the Closing.

     8. POST CLOSING ESTOPPELS. Seller will exercise commercially reasonable efforts to obtain estoppel certificates and agreements of subordination, nondisturbance and attornment after the Closing Date from any Tenant who has failed to execute an estoppel certificate or agreement of subordination, nondisturbance and attornment prior to the Closing Date; provided, however, in no event will Seller have any liability to Purchaser or the Assignees for any Tenant's failure or refusal to execute an estoppel certificate or agreement of subordination, nondisturbance and attornment.

     9. EXISTING PUNCHLIST ESTOPPELS. Seller will cause its contractor to complete the items on the punchlist attached hereto as Exhibit D and incorporated by reference herein within sixty (60) days after the Closing Date, subject to extensions for Events of Force Majeure. Seller shall be responsible for performing Landlord's construction obligations under any Existing Leases, New Leases and Post-Closing Leases with respect to the initial construction of Tenant Spaces under the Leases. If any Tenant claims that Seller owes the Tenant money in the Tenant's estoppel certificate based upon Seller's failure to perform Landlord's obligation under the any such Lease, Seller will resolve the claim to the Tenant's and Seller's reasonable satisfaction and Purchaser and Assignees shall cooperate in good faith with Seller at no expense to Purchaser or Assignees.

     10. EDISON EASEMENT. Purchaser acknowledges that Seller has disclosed to Purchaser that the Assignees will be required to grant Southern California Edison ("Edison") an easement for Edison's existing 30 foot underground electrical transmission line that is located in the parking lot of the Property and Edison's electrical distribution lines to Tenant's Spaces in the Center.

     11. EROSION CONTROL. Seller shall complete at Seller's expense, the erosion control work on the hillside between the Power/Promotional Center and Community Center/Triangle as set forth in the scope of work attached hereto as Exhibit E and incorporated by reference herein within ninety (90) days after the Closing Date, as such date may be extended by Events of Force Majeure.


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     12.  PASEO BRIDGE.  Seller will cause the paseo bridge referred to in
Article 10 of the Original Agreement to be completed across the Old Road in accordance with the requirements of the Project approvals for the Property unless the County of Los Angeles waives the requirement of construction of the paseo bridge in which case the Seller will comply with the provisions of
Article 10 of the Original Agreement. Upon completion of the paseo bridge, VMII shall be responsible for maintaining, repairing and insuring the paseo bridge.

     13. ASSIGNMENTS. With respect to the Power/Promotional Center, Purchaser hereby assigns its right, title and interest under the Agreement and this Fifth Amendment to VMI. With respect to the Community Center/Triangle, Purchaser hereby assigns its right, title and interest under the Agreement and this Fifth Amendment to VMII. In accordance with Section 19(l) of the Original Agreement, the foregoing assignments shall not release Purchaser from liability under the Agreement and this Fifth Amendment and shall not delay the Closing. Seller hereby consents to the foregoing assignments, relying upon Purchaser's representations that VMI and VMII are both entities controlled by or under common control with Purchaser. VMI and VMII agree to and accept the respective assignments by executing this Fifth Amendment below and assume the obligations of Purchaser under the Agreement and this Fifth Amendment with respect to the Power/Promotional Center and with respect to the Community Center/Triangle, as applicable, and agree that the Deposit is non-refundable.

     14. NONIMPAIRMENT. Except as provided in this Fifth Amendment, the Agreement is unchanged and shall remain in full force and effect and shall be binding upon the parties in accordance with its terms. In the event of a conflict between the Agreement and this Fifth Amendment, this Fifth Amendment shall prevail.

     15. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Fifth Amendment may be executed in counterparts, each of which shall be deemed to be a part of an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Fifth Amendment by telefacsimile shall be equally as effective as manual delivery of an executed counterpart of this Fifth Amendment. Any party delivering an executed counterpart of this Fifth Amendment by telefacsimile also shall manually deliver an executed counterpart of this Fifth Amendment, but the failure to manually deliver an executed counterpart shall not affect the validity, enforceability, and binding effect of this Fifth Amendment.



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     IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed by their duly authorized representatives as of the date first written above.

"Purchaser"                             "Seller"

                                        THE NEWHALL LAND AND FARMING COMPANY
                                        (A California Limited Partnership)

By: ___________________________
    Samuel S. Mevorach                  By: NEWHALL MANAGEMENT LIMITED
                                            PARTNERSHIP, A California Limited
                                            Partnership

                                        Its: Managing General Partner

                                        By:  NEWHALL MANAGEMENT CORPORATION
                                             A California Corporation

                                             Its: Managing General Partner

                                             By: ____________________________

                                                 Its: _______________________

                                             By: ____________________________

                                                 Its: _______________________


     IN WITNESS WHEREOF, the Purchaser has caused the assignments under this Fifth Amendment to be approved and accepted by their duly authorized representatives as of the date first written above.

Assignee of Power/Promotional Center    Assignee of Community Center/Triangle

Valencia Marketplace I, LLC,            Valencia Marketplace II, LLC,
A California limited liability          A California limited liability
company                                 company

By:  Five Five I, Inc., a California    By:  Five Five II, Inc., a California
     corporation                             corporation

     Its: Manager                            Its: Manager

     By: ___________________________         By: ____________________________
         Its:  President                         Its:  President
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Exhibits A-1, A-2, B-1, B-2, C-1, C-2, D and E omitted in accordance with Item
601(b)(2) of Regulation S-K.


The Newhall Land and Farming Company will furnish supplementally a copy of any omitted annex, schedule, or exhibit to the Securities and Exchange Commission upon request; provided, however, that The Newhall Land and Farming Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annex, schedule or exhibit so furnished.